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                                                                    Exhibit 10.5

The following Exhibit No. 10.5 constitutes a fair and accurate English translation of the original copy of this document.


                                  /s/ Douglas G. Scrivner
                                  ---------------------------------
                                  Douglas G. Scrivner
                                  General Counsel and Secretary of Accenture Ltd


                             DIRECTORSHIP AGREEMENT

THIS AGREEMENT is made the 1st day of June, 2001, between Accenture
Corporation whose registered office is at 7-1-16 Akasaka, Minato-ku, Tokyo 107 ("the Company") and ____________________________ of ___________________________
___________________________________________________________ ("the Director").

                                WITNESSETH THAT:

WHEREAS, the Company, a wholly-owned subsidiary of Accenture BV (the "Shareholder"), wishes to employ Director to perform services on its behalf,

WHERAS, the Director is willing and able to perform such services on behalf of the Company, and

NOW, THEREFORE, the parties hereto agree as follows:

Term and Termination

1. The term of service pursuant to this Agreement shall commence on the later of (i) the day upon which Director is appointed director of the Company by resolution of the Shareholder or (ii) the day upon which this Agreement is executed by the parties, and shall terminate upon the Director's resignation or removal from his position as director of the Company or upon expiration of his term of office as director of the Company as set forth in the Company's Articles of Incorporation ("Articles"); provided that, if the Director is reappointed to a further term or terms of office as director of the Company, this contract shall be automatically extended and shall terminate upon the Director's resignation or removal from his position as director of the Company or upon expiration of such further term or terms of office as director of the Company.


2. Except as otherwise provided herein, this Agreement shall continue until the Company terminates it by giving to the Director not less than four (4) months prior notice, or until the Director terminates it by giving to the Company not less than one (1) month prior notice. Notice may be given at anytime with reasonable cause. The Company reserves the right to remove the Director from office without prior notice by paying salary in lieu notice. In connection with Directors resignation or removal pursuant to this clause 2, the Company and Director agree to comply with all applicable procedures and requirements under the Japanese Commercial Code ("JCC"). based on any of causes set forth in the clause 1.

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Duties

3. The Director shall serve the Company in the role of director (and representative director as the case may be) and shall at all times comply with the lawful and reasonable directions of the Board.

4. The Director shall (a) devote his full time and attention to the business and affairs of the Company for whom he is required to perform duties; and
     (b) shall not without the prior written consent of the Board directly or indirectly carry on or be engaged concerned or interested in any other business trade or occupation.

5. The Director's normal place of work shall be the Company's offices or such other place of business as the Company may reasonably determine from time to time]. As a consequence of project assignments, the Director may be required and hereby agrees to perform duties at premises of clients of the Company when so reasonably requested or directed.

6. The Director shall comply with all laws, rules or codes of conduct in force from time to time required by any regulatory body in relation to the business of the Company or the status of the Director or which the Company shall reasonably determine are necessary for the proper functioning of its business. The Director shall also comply with all Accenture policies which are applicable from time to time and as amended from time to time.

7. The Director hereby acknowledges that, in the event the Director gives or receives notice to resign if required by the Company to protect the business and commercial interests of the Company, the Company may require the Director to remain away for a period not exceeding the period of notice from the premises of the Company or any client, provided always that during any such period the Company shall continue to pay salary and provide all benefits referred to in clause 8 of this Agreement and the Director hereby agrees (a) that the Company shall be under no obligation to provide the Director with any work to perform or duties to discharge during such period; and (b) that all the Director's obligations under this Agreement, except for his obligation under clause 4.(a) remain in full force and effect during such period.

Remuneration and benefits

8. The Company shall pay the Director during the term of this Agreement annual base salary and other forms of compensation and benefits in the amounts and form determined by the resolution of the Shareholder (and if applicable, the Board) from time to time at its sole discretion. Pursuant to the resolution of the Shareholder (and if applicable the Board), the Company may revise Director's annual base salary taking into consideration the Director's performance and ability.

9. Pursuant to the resolution of the Shareholder (and if applicable the Board), the Company may pay the Director during the term of this Agreement a bonus at its absolute discretion at such times and of such amounts as it may decide from time to time if at all.

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10.  The Director will be eligible to enroll in retirement benefit programs that
     Shareholder may provide at its sole discretion at such times and in such amounts it may decide from time to time pursuant to Shareholder resolution.

Insurance

11. The Company shall provide the Director during the term of this Agreement with social insurance as required by law.

Holiday Entitlement

12. The Director is entitled to paid vacation amounting to twenty (20) working days during the calendar year beginning 1 September each year (the "Year"). This entitlement accrues at the rate of 1.67 days for each complete calendar month of service. If at the conclusion of the Year, the Director's accrued entitlement to paid vacation exceeds 40 days, then that entitlement to paid vacation in excess of 40 days (which may be carried forward) shall be forfeited and no payment shall be due in respect of that forfeiture. Notwithstanding the foregoing, any unused vacation that the Director has accrued as of May 31, 2001 (as a partner of Accenture, a Japan partnership), and hereafter accrues through August 31, 2001 (FY 2001), shall be handled in accordance with the current existing partner vacation policy. For the avoidance of doubt, this means that the Director can carry up to 320 hours of unused vacation on June 1, 2001, and carry up to 160 hours of unused FY 2001 vacation into FY 2002 on September 1, 2001. Any unused FY 2001 vacation will expire on August 31, 2002. If the Director leaves the Company, the Director shall not receive any compensation for any unused vacation. In addition, Director shall not receive any compensation for any unused FY 2001 vacation that expires on August 31, 2002.

13. Upon the termination of this Agreement, the Director will receive payment in respect of any paid vacation entitlement which has accrued but which has not been taken. In the event that the Director has taken paid vacation in excess of accrued entitlement, then the appropriate deduction will be made from Remuneration or from other sums due to the Director.

14. The Director is entitled to take national holidays stipulated and in force in the National Holidays Law and other holidays as designated by the Company without deduction from Remuneration. The Director may on exception be required to work on a national or other holiday. Reasonable notice of this requirement will be given.

15. The Director is required to give prior notice in writing of the intention to take paid vacation. Written notice should be given to the Director's immediate supervisor.

16. For the avoidance of doubt, details relating to the accrual of paid vacations shall be covered in the Work Rules.

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Sickness

17. In the event that the Director is unable to carry out his duties by reason of sickness or injury he shall be entitled to sick pay in accordance with the relevant Company policy and insurance, if applicable.

Expenses

18. Subject always to the Company's policies, the Director will be reimbursed for all reasonable out-of-pocket expenses incurred as a result of, and in the course of, this service and is provided with an expense account for this purpose. The Company reserves the right to correct an adverse expense account balance by making the necessary deductions from any amounts due to the Director from the Company.

Company Property and Confidentiality

19. The Director must not make use of, divulge or communicate to any person (other than with proper authority) any of the trade secrets or other confidential information of or relating to the business and the financial affairs of the Company or Associated Company (as defined in paragraph 42 below) or any of their clients or suppliers, including (but not limited to) details of clients, product details, technical information and data, prices, discounts, or terms of business which the Director may receive or become aware of as a result of being director. This obligation of confidentiality will continue to apply without limit of time after the termination (for whatever reason) of this Agreement. Further, the Director will also be required to comply with the terms of any Accenture Policies relating to the protection of confidential information from time to time.

Proprietary Rights/Inventions

20. Any proprietary rights whatsoever, including without limitation, patents, copyright, utility rights and design rights in the results of, the development and the application of all work produced by the Director during or in consequence of his services, whether alone or in conjunction with others and whether during normal working hours or not, including (but not limited to) any invention, design, discovery or improvement, computer program, documentation, confidential information, copyright work or other material which the Director conceives, discovers or creates during or in consequence of his services on behalf of the Company shall belong to the Company absolutely. The Director agrees, at the Company's expense, to provide, during and after the term of this Agreement, all such assistances as the Company reasonably considers necessary, to secure the vesting of such rights in the Company or its nominees. Further, the Director will also be required to comply with the terms of any Accenture Policies relating to the protection of intellectual property from time to time. The provisions of this clause 20 are without prejudice to Article 35 of Patent Law and
     Article 15 of Copyright Law.

Data Protection

21. The Director acknowledges that he/she has read the current Accenture Data Privacy Policy applicable to the Director. The Director consents to the processing of personal data relating to the Director in accordance with the Policy.

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22.  In particular, the Director consents to:

     22.1 the processing of sensitive personal data about him or her to the limited extent, and for the purposes described in the Policy; and

     22.2 the transfer worldwide of personal data held about him or her by Accenture to other Directors and offices of Accenture's global organisation and to third parties where disclosure to such third parties is required in the normal course of business or by law.

23. The references to information "about him or her" include references to information about third parties such as a spouse and children (if any) which are provided to Accenture by the Director on their behalf. The reference to "sensitive personal data" is to the various categories of personal data identified by European data privacy laws as requiring special treatment, including in some circumstances the need to obtain explicit consent. These categories comprise personal data about racial or ethnic origin, political opinions, religious or other similar beliefs, trade union membership, physical or mental health, sexual life or criminal record.

24. In addition, the Director agrees to treat any personal data relating to other Directors of the Company or Associated Company to which he or she has access in the course of his services, in accordance with the Data Privacy Policy and all legal requirements. In particular, the Director will not use any such data other than in connection with and to the extent necessary for the purposes of his services. Any infringement will result in the invoking of the Accenture Disciplinary Policy.

Standards of Conduct and Behaviour

25. The Director is required to comply with all the Company's current Accenture policies relating to conduct and behavior which are applicable to him/her from time to time and as amended and from time to time.

26. The Director is not authorised to enter into any contract or similar commitment or sign any document in the name of or on behalf of the Company and is excluded from doing so unless expressly authorised to do so by the representative director of the Company. Notwithstanding the foregoing, in the event the Director is appointed representative director of the Company, the Director shall generally represent the Company in dealings with third parties in accordance with guidelines and instructions of the Board and the Japanese Commercial Code.

27. The Director must return to the Company on request and, in any event, on termination of his services, all documents and tangible items, including books, records, tapes, magnetic media, photos, correspondence and other papers or electronic records of whatsoever nature, kept or made by Directors relating to the business of the Company or Associated Company or its clients (without taking copies or extracts thereof) which belong to the Company or Associated Company or which contain or refer to any confidential information relating to the Company or Associated Company and which are in the Director's possession or control.

                                      -5-

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28.  The Director hereby agrees that the designation director confers no authority to bind the Company or Associated Company and such authority will not be inferred in any statement or representation made to third parties by the Director, unless the Director is appointed representative director of the Company.

Working Overseas on behalf of the Company

29. The Director may be required by Company to perform services outside Japan. In such event, the Director shall perform services overseas in accordance with the provisions of the Company Inter and Intra Area Assignment Policies as applicable to him/her from time to time and as amended from time to time.

30. The Director agrees that, in order to make tax equalisation payments during the assignment, the normal Japanese tax withholding may be replaced with hypothetical tax withholding and the Director hereby authorises the Company to withhold hypothetical tax (as defined in the Tax Equalisation Policy) from the Director's salary on a monthly basis.

Termination

31. The Company may introduce a non-contractual disciplinary procedure, which will apply to Director, a copy of which will be made available to the Director on request.

32. The Director's term shall terminate with immediate effect when the Director reaches the retirement age established by Accenture Policy as amended from time to time.

33. If the services of the Director is terminated by reason of the liquidation of the Company for the purposes of reconstruction or amalgamation or as part of any arrangement for the amalgamation or reconstruction of the Company not involving insolvency and the Director is offered employment with any concern or undertaking resulting from such reconstruction or amalgamation on terms and conditions which taken as a whole are not less favourable than the terms of this Agreement the Director shall have no claim against the Company in respect of such termination.

34.  On termination the Director shall:

     (a) at the request of the Board (as defined in paragraph 42 below) immediately resign any directorship or office the Director may hold by virtue of the Director's performance hereunder (without prejudice to any claims he may have for damages for breach of this Agreement); and

     (b)  immediately repay all outstanding debts and loans due to the Company;
          and

     (c) The Director must return to the Company on request and, in any event, on termination of this Agreement, all documents and tangible items as more particularly described in paragraph 27.

                                      -6-

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Post termination undertakings

35. In paragraph 36, "Restricted Client" means any client of the Company or Associated Company or any business in which the Company or Associated Company has a shareholding with whom the Director had dealings or recorded time to a job number relating to that Client within a period of 2 years immediately prior to the termination of this Agreement, and a "Restricted Employee" shall mean any senior or professional employee or any employee in possession of confidential information relating to the Company or Associated Company and in all cases that such employee was employed by the Company or Associated Company at the date of cessation of services of the Director and was an employee with whom the Director had dealings or supervised.

36. The Director hereby agrees that for a period of 2 years following the termination of his services the Director shall not in the last city or town and its adjacent cities or towns where the Director worked immediately prior to the termination;

     36.1 In competition with the Company or Associated Company render services which are the same or similar to those services offered by the Company or Associated Company of a kind performed by the Director during the 12 months immediately prior to the termination of this Agreement to any Restricted Client except where the Director offers such services under a contract of service as a director or employee of the Restricted Client;

     36.2 Solicit the business of, or endeavour to solicit the business of, any Restricted Client in competition with the business or services offered by the Company or Associated Company;

     36.3 Solicit, entice away, or endeavour to entice away or assist any third party to solicit, entice away or endeavour to entice away from the Company or Associated Company any Restricted Employee.

37. The periods during which paragraphs 36.1, 36.2 and 36.3 are expressed to operate shall each be reduced by such period as the Director shall have complied with a direction to perform no duties and/or not to enter all or any premises of the Company or any Associated Company in accordance with paragraph 7.

38. The undertakings contained in paragraphs 36.1, 36.2 and 36.3 are intended to be separate and severable and enforceable as such.

Miscellaneous

39. The Director warrants that he has lawful authority to perform services in Japan and that by entering into this Agreement he is not and will not be in breach of any express or implied term of any contract court order or any other legal obligation.

40. The Company shall be entitled at any time during the term of this Agreement to set off and/or make deductions from the Director's salary or other sums due to him monies due to the Company or any Associated Company in respect of any overpayment debt or other monies due from him.

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Variation of Contract

41. The Company reserves the right on giving reasonable notice to and obtaining the consent of the Director to vary the terms of this Agreement.

Definitions and interpretation

42.  In this Agreement unless the context otherwise requires:

     "Associated Company" means Accenture Limited, a company incorporated in Bermuda, Accenture SCA, a company incorporated in Luxembourg, and their Subsidiaries. "Subsidiaries" means, in relation to an Entity, any other
     Entity: (a) in which the first Entity owns or controls 80% or more of the voting rights (being the rights conferred upon shareholders in respect of their shares; or, in the case of an Entity not having a share capital, on members, to vote at general meetings of that entity on all, or substantially all, matters); or (b) in which the first Entity has the right under the constitution of that Entity or by reason of the operation of an agreement among the members of that Entity to direct the overall policy of that undertaking or to alter the terms of its constitution. "Entity" means any body corporate or partnership or unincorporated association carrying on any trade, business or other activity, with or without a view to profit. Associated Company shall not extend to cover any Entity of which the Director does not carry out material duties in the period of 12 months prior to the termination of the services;

     "Board" means the Board of Directors of the Company including any duly appointed committee thereof or the directors present at a meeting of the directors of the Company at which a quorum is present but excluding the Director.

43. In this Agreement the headings are for convenience only and shall not affect its construction or interpretation. References to clauses are references to clauses in this Agreement and references to a person shall where the context permits include reference to a corporate body or an unincorporated body of persons. Any word which denotes the singular shall where the context permits include the plural and vice versa and any word which denotes the masculine gender shall where the context permits include the feminine and/or the neuter genders and vice versa. Any reference to a statutory provision shall be deemed to include a reference to any statutory amendment modification or re-enactment.

Governing Law and Arbitration

44. This Agreement contains the entire understanding between the parties and supersedes all (if any) subsisting agreements arrangements and understandings (written or oral) relating to the services of the Director and all such agreements arrangements and understandings shall be deemed to have been terminated by mutual consent. Any dispute arising out of the Director's services with the Company (or the termination thereof) other than a dispute in relation to the Article 268(1) of the JCC and the provisions of clause 35, 36, 37 or 38 shall be referred to and finally resolved by confidential arbitration under the Rules of Arbitration of the Japan Commercial Arbitration Association. The arbitral tribunal shall consist of three arbitrators, one of whom shall be nominated by the Director and another of whom shall be nominated by the Company. The third shall be the Chairman who shall

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     be jointly nominated jointly by the Director and the Company or, in the event they are unable to agree within a reasonable period, by the other two arbitrators. The arbitrators, including the Chairman, may be of any nationality. The place and seat of any arbitration shall be Tokyo, Japan. Judgement on any award may be entered in any court of competent jurisdiction.

45. This Agreement is governed by and shall be construed in accordance with Japanese law.



SIGNED on behalf of the Company by

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SIGNED by the Director

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